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                                                                 EXHIBIT 10.2.13

                              SUPPLEMENT NO. 13 TO

                            SEMICONDUCTOR TECHNOLOGY
                               LICENSE AGREEMENT

     This Supplement No. 13 (the "Amendment") to the parties' Semiconductor Technology License Agreement is entered into as of the date last entered below by and between Rambus Inc., a Delaware corporation with principal offices at 2465 Latham Street, Mountain View, California 94040, U.S.A. ("Rambus") and NEC Corporation, a Japanese corporation with principal offices at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan ("NEC").

     WHEREAS, in 1991 the parties entered into a Semiconductor Technology License Agreement (as previously amended, the "License Agreement"); and

     WHEREAS, the parties desire to further amend the License Agreement to, among other things, provide for validation of NEC's Rambus-2 DRAMs, and memory modules incorporating NEC Rambus-2 DRAMs, and to permit NEC to sell memory modules bearing the Rambus mark, on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties agree that the License Agreement is further amended to include the following:

     1. Capitalized terms used in this Amendment but not defined herein shall have the meaning specified therefor in the License Agreement. In addition, the following terms shall have the following meanings:

          a.  Memory Module. "Memory Module" means each Rambus Module or Rambus
              -------------
Board which i) contains one or more Rambus-2 DRAMs, and only Rambus-2 DRAMs, ii) the principal function of which is memory storage, iii) is fully compliant with a Direct Rambus Memory Module Specification in protocol, pin function, pin sequencing, pin pitch, physical dimensions and electrical specifications. It is expected there will be more than one different Direct Rambus Memory Module Specifications, the first of which is the RIMM specification.

          b.  Direct Rambus Memory Module Specification. "Direct Rambus Memory
              -----------------------------------------
Module Specification" means, at any time, the then most current version of a Rambus specification for Memory Modules, as such specification is finalized and released by Rambus.

          c.  Rambus Validation Suite. "Rambus Validation Suite" means the then
              -----------------------
most current version of the Rambus validation suite provided by Rambus for either Rambus-2 DRAM or Memory Modules. Rambus Validation Suite consists of validation specification, procedures, required test environment and any associated software programs.

          d.  Validation. "Validation" means a procedure to verify compliance of
              ----------
either the Rambus-2 DRAM or Memory Modules to the applicable Rambus Validation Suite.

          e.  Validated. "Validated", as applied to a Rambus-2 DRAM or Memory
              ---------
Module, means that the Rambus-2 DRAM or Memory Module is fully compliant with Rambus Validation
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Suite.

     2. It is understood and agreed that the Direct Rambus Memory Module Specification, and Rambus technology pertaining to Memory Modules, shall be part of the Rambus Technology.

     3. Rambus shall provide a Rambus Validation Suite for Rambus-2 DRAMs and a Rambus Validation Suite for Memory Modules to NEC. NEC may check compliance of the Rambus-2 DRAM and Memory Module with the Rambus Validation Suite provided by Rambus. NEC may use this Rambus Validation Suite to evaluate sample quantity of Rambus-2 DRAMs and Memory Modules to determine if these Rambus-2 DRAMs and Memory Modules can be represented as Validated. NEC may perform its own Validation of NEC's Rambus-2 DRAMs or Memory Modules, or Validation may be contracted to any third party test company ("Test Company") designated in writing by Rambus as authorized to provide such Validation. In the event NEC or Test Company check compliance of Rambus-2 DRAM and/or Memory Module under this Agreement, NEC shall promptly provide to Rambus a written report of the results of the Validation testing, including data required by the Rambus Validation Suite. Rambus shall notify NEC of the result of the evaluation of the Rambus-2 DRAM and/or Memory Module based upon such written report under this Agreement within seven (7) days after receipt by Rambus of such written report from NEC. If NEC does not receive any such notification within above-mentioned seven-day period and if the test results in such written report reflect that the Rambus-2 DRAMs and/or Memory Modules (as applicable) passed the Rambus Validation Suite, NEC may deem such Rambus-2 DRAM and/or Memory Module as currently Validated. NEC agrees that it will not represent any Rambus-2 DRAM or Memory Module as Validated unless such Rambus-2 DRAM or Memory Module is currently Validated. This Supplement shall not be construed as imposing NEC to check compliance of the Rambus-2 DRAM and Memory Module with the Rambus Validation Suite. Once NEC elects to check compliance of the Rambus-2 DRAM or Memory Module with any of Rambus Validation Suite under this Agreement, each change to any previously Validated Rambus-2 DRAM or Memory Module which requires NEC internal requalification or re-characterization shall void any Validation thereof and shall require re-Validation of such Rambus-2 DRAM or Memory Module. In such event NEC shall promptly notify Rambus in writing of each such change.

     4. At Rambus' or at NEC's request from time to time (but not more frequently than once for each design), NEC will deliver to Rambus up to fifteen
(15) randomly chosen samples, for each design, of NEC's Validated Rambus-2 DRAMs and up to ten (10) randomly chosen samples, for each design, of NEC's Validated Memory Modules. Rambus shall notify NEC of the result of the evaluation of the Rambus-2 DRAM and/or Memory Module based upon such delivered samples within fifteen (15) days after receipt by Rambus of such samples from NEC. If NEC does not receive any such notification within above-mentioned fifteen-day period, NEC may deem such Rambus-2 DRAM and/or Memory Module as currently Validated. If an evaluation reveals that any such Rambus-2 DRAMs or Memory Modules do not pass Validation, then NEC shall not represent such Rambus-2 DRAMs or Memory Modules as Validated until they are Validated.

     5. NEC shall have a right to mark each Memory Module as specified in the Direct Rambus Memory Module Specification, as amended by Rambus from time to time. In the event the Memory Module fails Validation testing under this Agreement, then Rambus may elect to prohibit NEC from using such marking with respect to such Memory Module. In such case, Rambus will
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notify NEC in writing and NEC shall have a reasonable time, but no longer than ninety (90) days, to correct such failures of such Memory Modules to comply with Validation or stop using such marking with respect to such Memory Modules.

     6. Regardless of Validation, NEC shall not advertise, represent, state, or imply (other than use of the Rambus logo in accordance with the License Agreement) that Rambus has certified or guaranteed that NEC's Rambus-2 DRAMs are Compatible or that NEC's Memory Modules will be compatible with or otherwise operate properly in boards, systems, or other products which use Rambus Interface Technology.

     7. Except as set forth herein, the License Agreement shall remain unmodified and in full force and effect in accordance with its terms.


RAMBUS INC.                           NEC CORPORATION


By: /s/ Allen Roberts                 By: /s/ Hidemori Inukai
   ------------------------------         --------------------------------------

Print Name: Allen Roberts             Print Name: Hidemori Inukai
            ---------------------                 ------------------------------
Title: Vice President                 Title: Chief Manager 1st LSI Mem. Div. NEC
       --------------------------            -----------------------------------
Date: January 25/th/, 1999             Date: Feburary 16/th/, 1999
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